Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-174562) of 3M Company of our report dated June 26, 2014, except for the effects of the restatement discussed in Note 2 to the consolidated financial statements, as to which the date is June 29, 2015, relating to the financial statements and supplemental schedule of the 3M Savings Plan, which appears in this Form 11-K/A (Amendment No 1).

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 29, 2015

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